EXHIBIT 10.2d


                             1996 AMENDATORY AGREEMENT


         This Agreement,  dated as of the 4th day of December,  1996, is entered into by and  between  Connecticut  Yankee  Atomic  Power  Company  ("Connecticut

Yankee" or "Seller") and The United Illuminating Company ("Purchaser")

     For  good and  valuable  consideration,  the  receipt  of  which is  hereby acknowledged, it is agreed as follows:

1.       Basic Understandings

         Connecticut  Yankee was  organized in 1962 to provide for the supply of power to its sponsoring utility companies, including the Purchaser (collectively the "Purchasers").  It constructed a nuclear electric  generating unit, having a net capability of approximately 582 megawatts electric (the "Unit") at a site in

Haddam Neck,  Connecticut.  Connecticut  Yankee was issued a fullterm,  Facility

Operating  License for the Unit by the  Nuclear  Regulatory  Commission  (which,

together  with any successor  agencies,  is hereafter  called the "NRC"),  which license  is now  stated  to  expire  on June  29,  2007.  The  Unit  has been in commercial operation since January 1, 1968.

         The Unit was  conceived to supply  economic  power on a cost of service formula  basis to the  Purchasers.  Connecticut



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Yankee and the  Purchaser  are parties to a Power  Contract  dated as of July 1,

l964  ("Initial  Power  Contract").  Pursuant to the Initial Power  Contract and

other similar contracts  (collectively,  the "Initial Power Contracts")  between

Connecticut  Yankee and the other Purchasers,  Connecticut  Yankee contracted to supply to the Purchasers all of the capacity and electric energy  available from the Unit for a term of thirty (30) years following January 1, 1968.

         Connecticut  Yankee and the Purchaser are also parties to an Additional

Power Contract,  dated as of April 30, 1984 ("Additional  Power Contract").  The

Additional  Power  Contract  and  other  similar  contracts  (collectively,  the

"Additional  Power  Contracts")   between   Connecticut  Yankee  and  the  other

Purchasers  provide for an operative  term stated to commence on January 1, 1998

(when the Initial Power  Contracts  terminate)  and extending  until a date (the

"End of Term  Date")  which is 30 days  after the later of the date on which the last of the financial obligations of Connecticut Yankee has been extinguished or the date on which  Connecticut  Yankee is finally  relieved  of any  obligations under the last of the licenses  (operating  or  possessory)  which it holds,  or hereafter receives,  from the NRC with respect to the Unit. The Additional Power

Contracts  also  provide,  in the event of


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their  earlier  cancellation,  for  the  survival  of the  decommissioning  cost obligation  and for the  applicable  provisions  thereof  to remain in effect to permit final billings of costs incurred prior to such cancellation.

         Pursuant to the Power Contract and the Additional  Power Contract,  the

Purchaser is entitled and  obligated to take its  entitlement  percentage of the capacity  and net  electrical  output of the Unit during the service life of the

Unit and is obligated  to pay therefor  monthly its  entitlement  percentage  of

Connecticut Yankee's cost of service,  including  decommissioning costs, whether or not the Unit is operated.

         Connecticut  Yankee  and  the  Purchaser  are  also  parties  to a 1987

Supplementary  Power  Contract,  dated as of April 1, 1987 ("1987  Supplementary

Power  Contract").  The 1987  Supplementary  Power  Contract  and other  similar contracts  (collectively,  the "1987  Supplementary  Power  Contracts")  between

Connecticut  Yankee  and the other  Purchasers  restate  and  supersede  earlier

Supplementary  Power  Contracts  and  Agreements  Amending  Supplementary  Power

Contracts between  Connecticut  Yankee and the Purchasers.  Pursuant to the 1987

Supplementary Power Contracts, the Purchasers make monthly certain supplementary payments to Connecticut  Yankee during


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the terms of the Initial Power Contracts and Additional Power Contracts.

         On December 4, 1996,  the board of  directors  of  Connecticut  Yankee,

after  conducting a thorough  review of the economics of continued  operation of the Unit for the remainder of the term of the Facility Operating License for the

Unit in light of other  alternatives  available  to  Connecticut  Yankee and the

Purchasers,  determined that the Unit should be permanently  shut down effective

December 4, 1996. The Purchaser concurs in that decision.

         As a consequence of the shutdown  decision,  Connecticut Yankee and the

Purchaser  propose at this time to amend the 1987  Supplementary  Power Contract and the Additional  Power  Contract in various  respects in order to clarify and confirm  provisions  for the  recovery  under said  contracts  of the full costs previously  incurred  by  Connecticut  Yankee in  providing  power from the Unit during its useful life and of all costs of decommissioning  the Unit,  including the costs of maintaining the Unit in a safe condition following the shutdown and prior to its decontamination and dismantlement.

     Connecticut  Yankee  and each of the other  Purchasers  are  entering  into agreements which are identical to this Agreement except for necessary changes in the names of the parties.



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2.       Parties' Contractual Commitments

         Connecticut Yankee reconfirms its existing  contractual  obligations to protect the Unit, to maintain in effect certain insurance and to prepare for and implement the decommissioning of the Unit in accordance with applicable laws and regulations.  Consistent  with public safety,  Connecticut  Yankee shall use its best efforts to  accomplish  the shutdown of the Unit,  the  protection  and any necessary  maintenance of the Unit after shutdown and the decommissioning of the

Unit in a  cost-effective  manner and shall use its best  efforts to ensure that any required  storage and disposal of the nuclear fuel  remaining in the reactor at shutdown and all spent nuclear fuel or other radioactive  materials resulting from operating of the Unit are  accomplished  consistent  with public health and safety  considerations  and  at  the  lowest  practicable  cost.  The  Purchaser reconfirms its obligations  under its Initial Power Contract,  Additional  Power

Contract and 1987 Supplementary Power Contract to pay its entitlement percentage of  Connecticut  Yankee's  costs as  deferred  payment  in  connection  with the capacity  and  net  electrical  output  of  the  Unit  previously  delivered  by

Connecticut  Yankee and agrees that the decision to shut down the Unit described in Section 1 hereof does not give rise to any cancellation right under


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Section 9 of the Initial Power  Contract or Section 10 of the  Additional  Power

Contract.

     Except as  expressly  modified by this  Agreement,  the  provisions  of the

Additional  Power Contract and the 1987  Supplementary  Power Contract remain in full force and effect,  recognizing that the mutually  accepted decision to shut down the Unit renders moot those  provisions  which by their terms relate solely to continuing operation of the Unit.

3. Amendment of Payment Provisions of Additional Power Contract and 1987 Supplementary Power Contract

     A. Section 2 of the Additional Power Contract is hereby amended by deleting the first two paragraphs thereof and by inserting in lieu thereof the following:

                  This contract shall become effective upon receipt by the Purchaser of notice that Connecticut Yankee has entered into Additional Power Contracts, as contemplated by Section 1 above, with each of the other Purchasers. The operative term of this contract shall commence on such date as may be authorized by the FERC and shall terminate on the date (the "End of Term Date") which is the later to occur of (i) 30 days after the date on which the last of the financial obligations of Connecticut Yankee which constitute elements of the payment calculated pursuant to Section 7 of this contract has been extinguished by Connecticut Yankee, or (ii) 30 days after the date on which Connecticut Yankee is finally relieved of all obligations under the last of any licenses (operating and/or possessory) which it now holds from, or which may hereafter be issued to it by, the NRC with respect to the Unit under applicable provisions of the Atomic Energy Act of 1954, as amended from time to time (the "Act").



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         B. The second  paragraph of Section 4 of the Additional  Power Contract is amended  by  deleting  the  phrase  "Second  Supplementary  Power  Contracts"

wherever it appears and inserting in lieu thereof the phrase "1987 Supplementary

Power Contracts".

     C. The first  paragraph of Section 7 of the  Additional  Power  Contract is

amended to read as follows:

                  With respect to each month commencing on or after the commencement of the operative term of this contract, whether or not this contract continues fully or partially in effect, the Purchaser will pay Connecticut Yankee as deferred payment for the capacity and output of the Unit provided to the Purchaser by Connecticut Yankee prior to the permanent shutdown of the Unit on December 4, 1996, to the extent not otherwise paid in accordance with the Power Contract, but without duplication:

     D. The eighth  paragraph of Section 7 of the  Additional  Power Contract is amended by changing the period at the end to a comma and inserting:

         , but including for purposes of this contract:

         (i)      with  respect  to  each  month  until  the   commencement   of

                  decommissioning  of  the  Unit,  the  Purchaser's  entitlement percentage of all expenses  related to the storage or disposal of  nuclear  fuel  or  other  radioactive  materials,  and all expenses  related to protection  and  maintenance  of the Unit during such period,  including to the extent applicable


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                    all  of  the  various  sorts  of  expenses  included  in the definition  of  "Decommissioning  Expenses",  to the  extent incurred  during the  period  prior to the  commencement  of decommissioning;

               (ii) with respect to each month until  expenses  associated  with disposal of pre-April  7, 1983 spent  nuclear fuel have been fully  covered by amounts  which  have been  collected  from

                    Purchasers and paid to a segregated  fund as contemplated by

                    Section 8 of the 1987 Supplementary Power Contract, dated as of  April  1,  1987,  between  Connecticut  Yankee  and  the

                    Purchaser, as amended (the "1987 Contract"), the Purchaser's entitlement  percentage of previously  uncollected  expenses associated  with  disposal of such prior spent nuclear fuel,

                    as  determined  in  accordance  with  Section 10 of the 1987

                    Contract; and

               (iii)with  respect to each month until End of License  Term,  the

                    Purchaser's  entitlement  percentage of monthly amortization of (a) the amount of any unamortized  deferred expenses,  as permitted from time to time by the Federal Energy Regulatory

                    Commission or its successor  agency,  plus (b) the remaining unamortized  amount of  Connecticut


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                    Yankee's investment in plant, nuclear fuel and materials and supplies  and  other  assets.  Such  amortization  shall  be

                    accrued  at  a  rate   sufficient  to  amortize  fully  such

                    unamortized   deferred  expenses  and  Connecticut  Yankee's

                    investments  in  plant,   nuclear  fuel  and  materials  and

                    supplies or other assets over a period extending to June 29,

                    2007, provided,  that if during any calendar month ending on or before  December 31, 2000 either of the following  events shall occur:  (a) Connecticut  Yankee shall become insolvent or (b)  Connecticut  Yankee shall be unable,  from available cash or other  sources,  to meet when due during  such month its obligations to pay principal, interest, premium (if any)

                    or other  fees with  respect to any of its  indebtedness  of money borrowed,  then  Connecticut  Yankee may adjust upward the accrual for  amortization of the unrecovered  investment for such month to an amount  not  exceeding  the  applicable maximum level specified in Appendix A hereto,  provided that concurrently  therewith  the net  Unit  investment  shall be reduced by an amount equal to the amount of such adjustment.


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               As used herein, "End of License Term" means June 29, 2007 or such later  date as may be fixed,  by  amendment  to the NRC  Facility

               Operating  License  for the  Unit,  as the end of the term of the

               Facility Operating License.

               E. The definitions in Section 7 of the Additional  Power contract and in Section 3 of the 1987  Supplementary  Power  Contract of "Total

          Decommissioning  Costs"  and  "Decommissioning  Expenses"  are  hereby amended to read as follows:

               "Total Decommissioning Costs" for any month shall mean the sum of
               (x) an amount equal to all accruals in such month to any reserve, as from time to time established by Connecticut Yankee and approved by its board of directors, to provide for the ultimate payment of the Decommissioning Expenses of the Unit, plus (y), during the Decommissioning Period, the Decommissioning Expenses for the month, to the extent such Decommissioning Expenses are not paid with funds from such reserve, plus (z) Decommissioning Tax Liability for such month. It is understood (i) that funds received pursuant to clause (x) may be held by Connecticut Yankee or by an independent trust or other separate fund, as determined by said board of directors, (ii) that, upon compliance with applicable regulatory requirements, the amount, custody and/or timing of such accruals may from time to time during the term hereof be modified by said board of directors in its discretion or to comply with applicable statutory or regulatory requirements or to reflect changes in the amount, custody or timing of anticipated Decommissioning Expenses, and (iii) that the use of the term "to decommission" herein encompasses compliance with all requirements of the NRC for permanent cessation of operation of a nuclear facility and any other activities reasonably related thereto, including provision for the interim storage of spent nuclear fuel.




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               "Decommissioning   Expenses"   shall   include  all  expenses  of
               decommissioning the Unit, and all expenses relating to ownership and protection of the Unit during the Decommissioning Period, and shall also include the following:

               (1) All costs and expenses of any NRC-approved method of removing the Unit from service, including without limitation: dismantling, mothballing and entombment of the Unit; removing nuclear fuel and other radioactive material to temporary and/or permanent storage sites; construction, operation, maintenance and dismantling of a spent fuel storage facility; decontaminating, restoring and supervising the site; and any costs and expenses incurred in connection with proceedings before governmental authorities relating to any authorization to decommission the Unit or remove the Unit from service;

               (2) All costs of labor and services, whether directly or indirectly incurred, including without limitation, services of foremen, inspectors, supervisors, surveyors, engineers, security personnel, counsel and accountants, performed or rendered in connection with the decommissioning of the Unit and the removal of the Unit from service, and all costs of materials, supplies, machinery, construction equipment and apparatus acquired or used (including rental charges for machinery, equipment or apparatus hired) for or in connection with the decommissioning of the Unit and the removal of the Unit from service, and all administrative costs, including services of counsel and financial advisers of any applicable independent trust or other separate fund; it being understood that any amount, exclusive of proceeds of insurance, realized by Connecticut Yankee as salvage on any machinery, construction equipment and apparatus, the cost of which was charged to Decommissioning Expense, shall be treated as a reduction of the amounts otherwise chargeable on account of the costs of decommissioning of the Unit; and


               (3) All overhead costs applicable to the Unit during the Decommissioning Period, or accrued during such period, including without limiting the


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                    generality of the  foregoing,  taxes (other than taxes on or in respect of income), charges, license fees, excises and assessments, casualties, health care costs, pension benefits and other employee benefits, surety bond premiums and insurance premiums.


         F. Section 7 of the Additional Power Contract and Section 3 of the 1987

Supplementary Power Contract are each hereby amended by adding the following new paragraph after the definition of "Decommissioning Tax Liability":


         "Decommissioning Period" shall mean the period commencing with the notification by Connecticut Yankee to the NRC of a decision of the board of directors of Connecticut Yankee to cease permanently the operation of the Unit for the purpose of producing electric energy and ending with the date when Connecticut Yankee has completed the decommissioning of the Unit and the restoration of the site and has been relieved of all its obligations under the last of any licenses issued to it by the NRC.

     G. The first  sentence  of Section 8 of the  Additional  Power  Contract is

hereby amended to read as follows:

                  Connecticut Yankee will bill the Purchaser,  no later than ten
         (10) days after the end of any month, for all amounts payable by the Purchaser with respect to such particular month pursuant to Section 7 hereof.

         H. Section 8 of the Additional Power Contract and Section 4 of the 1987

Supplementary   Power  Contract  are  each  amended  to  delete  the  name  "The

Connecticut Bank and Trust Company,  National Association" and substitute "Fleet

National Bank".




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     I. Section 5 of the 1987 Supplementary Power Contract is amended to read as follows:

                  5. Decommissioning Fund

                                   Connecticut  Yankee  agrees  to pay  to,  or
                  cause  to be paid  to,  the  Connecticut  Yankee  Trust or any successor trust approved by the board of directors of Connecticut Yankee all funds collected pursuant to Section 3 under clause (x) of the definition of "Total Decommissioning Costs".

     J.  Section  10 of the  Additional  Power  Contract  is  amended to read as follows:

                10. Cancellation of Contract.
                    ------------------------

                    If either

                    (i) the Unit is damaged to the extent of being completely or substantially completely destroyed, or

                    (ii) the Unit is taken by exercise of the right of eminent domain or a similar right or power,

                    then and in any such case, the Purchaser may cancel the provisions of this contract, except that in all cases other than those described in clause (ii) above, the Purchaser shall be obligated to continue to make the payments of Total Decommissioning Costs and the other payments required by
                    Section 7 and the provisions of that Section and the related provisions of this contract shall remain in full force and effect until the End of Term Date, it being recognized that the costs which Purchaser is required to pay pursuant to
                    Section 7 represent deferred payments in connection with power heretofore delivered by Connecticut Yankee hereunder. Such cancellation shall be effected by written notice given by the Purchaser to Connecticut Yankee. In the event of such cancellation, all continuing obligations of the parties hereunder as to subsequently incurred


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                    costs of  Connecticut  Yankee other than the  obligations of the  Purchaser to continue to make the payments  required by
                    Section  7  shall  cease  forthwith.   Notwithstanding   the
                    foregoing, the applicable provisions of this contract shall continue in effect after the cancellation hereof to the extent necessary to permit final billings and adjustments hereunder with respect to obligations incurred through the date of cancellation and the collection thereof. Any dispute as to the Purchaser's right to cancel this contract pursuant to the foregoing provisions shall be referred to arbitration in accordance with the provisions of Section 13.

                         Notwithstanding  anything  in this  contract  elsewhere
                    contained, the Purchaser may cancel this contract or be relieved of its obligations to make payments hereunder only as provided in the next preceding paragraph of this Section
                    10. Further, if for reasons beyond Connecticut Yankee's reasonable control, deliveries are not made as contemplated by this contract, Connecticut Yankee shall have no liability to the Purchaser on account of such nondelivery.

     K. Section 2 of the 1987 Supplementary Power Agreement is amended to change the date in the  definitions of "operating  expenses" and "M" from May 26, 2004"

to "June 29, 2007".

5.       Effective Date

         This Agreement shall become  effective upon receipt by the Purchaser of notice that Connecticut Yankee has entered into 1996 Amendatory  Agreements,  as contemplated by Section 1 hereof, with each of the other Purchasers.



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6.       Interpretation


     The interpretation and performance of this Agreement shall be in accordance with and controlled by the laws of the State of Connecticut.

7.       Addresses

         Except as the parties may otherwise agree, any notice, request, bill or other  communication from one party to the other relating to this Agreement,  or the rights,  obligations or performance  of the parties  hereunder,  shall be in writing  and shall be  effective  upon  delivery  to the other  party.  Any such communication  shall  be  considered  as  duly  delivered  when  mailed  to  the respective post office address of the other party shown following the signatures of such  other  party  hereto,  or such  other  post  office  address  as may be designated by written notice given in the manner as provided in this Section.

8.       Corporate Obligations

         This  Agreement  is the  corporate  act and  obligation  of the parties hereto.

9.       Counterparts

         This Agreement may be executed in any number of  counterparts  and each executed  counterpart  shall  have the same  force  and  effect  as an  original instrument and as if all the parties to all of the  counterparts  had signed the


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same  instrument.  Any signature page of this Agreement may be detached from any counterpart  without impairing the legal effect of any signatures  thereon,  and may be attached  to another  counterpart  of this  Agreement  identical  in form hereto  but  having  attached  to it one or more  signature  pages.

IN WITNESS WHEREOF, the parties have executed this Amendatory Agreement by their respective duly authorized officers as of the day and year first named above.

                                    CONNECTICUT YANKEE ATOMIC POWER COMPANY

                                    By      /s/ John B. Keane
                                      --------------------------------------
                                      Its Vice President and Treasurer
                                      Address:  107 Selden Street
                                                Berlin, CT 06037

                                    THE UNITED ILLUMINATING COMPANY

                                    By       /s/ James F. Crowe
                                      --------------------------------------
                                      Its Group Vice President
                                      Address: 157 Church Street
                                               New Haven, CT 06506



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                                                                Appendix A to
                                                    1996 Amendatory Agreement


                                  Maximum Amortization Schedule


If the event occurs during the
twelve months ending:                           Maximum Amortization Accrual:

         December 31, 1997                             $100,000,000.00
         December 31, 1998                             $ 80,000,000.00
         December 31, 1999                             $ 40,000,000.00
         December 31, 2000                             $ 20,000,000.00



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